UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2008

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Organization)

333-118086 (Commission File Number)	22-2335400 (I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Ames True Temper, Inc. (the “Company”) entered into a three-year automatically renewable employment agreement (the “Employment Agreement”) with Lawrence D. Baab, the Company’s newly hired Senior Vice President of Sales and Marketing, effective April 21, 2008. Pursuant to the Employment Agreement, Mr. Baab will receive a base salary of $250,000 and will be eligible to receive a discretionary bonus. If the Company terminates Mr. Baab’s employment without Due Cause or if Mr. Baab terminates his employment for Good Reason, as such terms are defined in the Employment Agreement, the Company will, subject to certain conditions, be required to pay Mr. Baab severance in an amount equal to his base salary and benefits for twelve months following termination, payable at regular payroll intervals. The Employment Agreement also requires Mr. Baab to enter into a Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement, which contains non-competition and non-solicitation restrictions applicable during the term of Mr. Baab’s employment and for two years after the termination of his employment for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date: May 1, 2008	By:	/s/ Richard C. Dell
Richard C. Dell Chief Executive Officer (Principal Executive Officer)